Exhibit 99.1

POST OFFICE BOX 787

LEBANON, TENNESSEE

37088-0787

Investor Contact:	Lawrence E. Hyatt
(615) 235-4432

Media Contact:	Janella Escobar (615) 235-4618

CRACKER BARREL REPORTS RESULTS FOR THIRD QUARTER FISCAL 2015, RAISES FULL-YEAR EARNINGS GUIDANCE, INCREASES QUARTERLY DIVIDEND AND DECLARES SPECIAL DIVIDEND

Positive Comparable Store Traffic, Restaurant and Retail Sales

Adjusted EPS Increased 21% to $1.49

Board Increases Quarterly Dividend to $1.10 per share and Declares Special Dividend of $3.00 per share

LEBANON, Tenn. – June 2, 2015 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq:CBRL) today reported financial results for the third quarter of fiscal 2015 ended May 1, 2015.

Third-Quarter Fiscal 2015 Highlights

•	Compared to the prior-year third quarter, comparable store traffic increased 1.8%, comparable store restaurant sales increased 5.2% and comparable store retail sales increased 4.5%.

•	Fourteenth consecutive quarter of outperformance of the Knapp-TrackTM casual dining index.

•	On a GAAP basis, operating income margin was 8.1% of total revenue, compared with 7.0% in the prior year quarter. Adjusted to exclude the impact of additional charges related to the settlement of the previously disclosed Fair Labor Standards Act (“FLSA”) litigation, adjusted operating income margin was 8.2% of total revenue, compared to prior year adjusted operating income margin of 7.2%. (See non-GAAP reconciliation below.)

•	On a GAAP basis, earnings per diluted share were $1.47, or $1.49 when adjusted to exclude the impact of charges related to the FLSA settlement, a 21% increase over adjusted earnings per diluted share of $1.23 in the prior year quarter.

Commenting on the third-quarter results, Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “We believe that our strong sales performance in the quarter is the result of general

- MORE -

Cracker Barrel Reports Third Quarter Results

June 2, 2015

increases in consumer spending, our strong value positioning, and the continuing success of our marketing initiatives. Our margin improvement in the quarter reflects the continuing implementation of our cost savings initiatives and the leverage of higher sales.”

Third-Quarter Fiscal 2015 Results

Revenue

The Company reported total revenue of $683.7 million for the third quarter of fiscal 2015, representing an increase of 6.3% over the third quarter of the prior year. Comparable store restaurant sales increased 5.2%, including a 3.4% increase in average check. Average menu prices for the quarter were approximately 2.5% higher than in the prior year quarter. Comparable store retail sales increased 4.5% for the quarter.

Comparable store restaurant traffic, average check, and comparable store restaurant and retail sales for the fiscal months of February, March and April and for the third quarter were as follows:

	February	March	April	Third Quarter
Comparable restaurant traffic	1.9%	1.1%	2.4%	1.8%
Average check	3.4%	3.2%	3.6%	3.4%
Comparable restaurant sales	5.3%	4.3%	6.0%	5.2%
Comparable retail sales	4.6%	5.0%	4.1%	4.5%

Operating Income

GAAP operating income in the third quarter was $55.5 million, or 8.1% of total revenue. Adjusted to exclude the impact of charges related to the FLSA settlement, adjusted operating income was $56.2 million, or 8.2% of total revenue, compared with adjusted operating income of $46.3 million, or 7.2% of total revenue, in the prior year quarter. As a percentage of total revenue, reductions in labor and related expenses and store operating expenses were partially offset by an increase in cost of goods sold and general and administrative expenses.

Diluted Earnings per Share

On a GAAP basis, earnings per diluted share in the third quarter of fiscal 2015 were $1.47, compared with $1.20 in the prior year quarter. Adjusted to exclude the impact of charges related to the FLSA settlement, adjusted earnings per diluted share were $1.49, compared with adjusted earnings per diluted share of $1.23 in the prior year quarter.

Quarterly Dividend Increase and Special Dividend

The Company announced that its Board of Directors increased the quarterly dividend to $1.10 per share on the Company’s common stock, which represents a 10% increase over the Company’s previous quarterly dividend of $1.00. The Board of Directors also declared a special dividend of $3.00 per share on the Company’s common stock. Both the quarterly dividend and the special dividend are payable on August 5, 2015, to shareholders of record on July 17, 2015.

- MORE -

Cracker Barrel Reports Third Quarter Results

June 2, 2015

Commenting on the quarterly and special dividend, Ms. Cochran said, “We remain committed to a balanced approach to capital allocation, through appropriate reinvestment in our business, a competitive regular quarterly dividend, and now the payment of a special dividend. The decision to increase the quarterly dividend and declare a special dividend reflects our Board’s ongoing evaluation of our financial performance, capital investment and liquidity needs, and ability to deliver total shareholder return.”

Fiscal 2015 Outlook

Based upon year-to-date financial performance, recent trends, and current estimates, the Company raised its full-year earnings guidance. For fiscal 2015, the Company now expects to report adjusted earnings per diluted share of between $6.60 and $6.70, which implies EPS for the fourth quarter of between $1.75 and $1.85. The Company expects total revenue for the year between $2.8 billion and $2.85 billion and an adjusted operating income margin between 8.5% and 9.0% of total revenue. The revenue projection for fiscal 2015 reflects the expected opening of six new Cracker Barrel stores over the course of the year, projected increases in comparable store restaurant sales of between 4.5% and 5.0%, and comparable store retail sales of between 3.5% and 4.0%. The Company’s projections are based upon expected food commodity inflation of approximately 3.0% for the year, and approximately flat for the fourth quarter. The Company expects annual depreciation expense between $71 million and $73 million; net interest expense of approximately $17 million; and an effective tax rate of between 31% and 32%. The Company expects capital expenditures for fiscal 2015 to be approximately $95 million.

Fiscal 2015 Third-Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public online at investor.crackerbarrel.com on June 2, 2015 beginning at 11:00 a.m. (Eastern Time). An online replay will be available at approximately 2:00 p.m. (Eastern Time) and continue through June 15, 2015.

About Cracker Barrel

Cracker Barrel Old Country Store provides a friendly home-away-from-home in its old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price. The restaurants serve up delicious, home-style country food such as meatloaf and homemade chicken n’ dumplins as well as our signature biscuits using an old family recipe. The authentic old country retail store is fun to shop and offers unique gifts and self-indulgences.

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 in Lebanon, Tenn. and operates 634 company-owned locations in 42 states. Every Cracker Barrel store is open seven days a week with hours Sunday through Thursday, 6 a.m. – 10 p.m., and Friday and Saturday, 6 a.m. - 11 p.m. For more information, visit: crackerbarrel.com.

- MORE -

Cracker Barrel Reports Third Quarter Results

June 2, 2015

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q3 FY 2015 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “opportunity,” “future,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” “should,” “projects,” “forecasts,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence, higher costs for energy, general or regional economic weakness, weather on sales and customer travel, discretionary income or personal expenditure activity of our customers; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees in an escalating wage environment; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers’ compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of our food or products or those of the restaurant industry in general, including concerns about pandemics, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our substantial indebtedness and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key

- MORE -

Cracker Barrel Reports Third Quarter Results

June 2, 2015

personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to our restaurant or retail supply chain; changes in foreign exchange rates affecting our future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

- MORE -

Cracker Barrel Reports Third Quarter Results

June 2, 2015

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	Third Quarter Ended			Nine Months Ended
			Percentage			Percentage
	5/1/15	5/2/14	Change	5/1/15	5/2/14	Change
Total revenue	$683,705	$643,298	6%	$2,123,099	$1,990,930	7%
Cost of goods sold (exclusive of depreciation and rent)	216,142	201,507	7	700,592	650,451	8
Labor and other related expenses	246,805	242,977	2	740,806	718,466	3
Other store operating expenses	126,711	121,060	5	390,609	374,501	4

Store operating income	94,047	77,754	21	291,092	247,512	18
General and administrative expenses	38,570	32,541	19	108,952	99,356	10

Operating income	55,477	45,213	23	182,140	148,156	23
Interest expense	4,030	4,327	(7)	13,138	13,205	(1)

Pretax income	51,447	40,886	26	169,002	134,951	25
Provision for income taxes	16,130	12,158	33	52,498	42,008	25

Net income	$35,317	$28,728	23	$116,504	$92,943	25

Earnings per share – Basic:	$1.48	$1.21	22	$4.87	$3.90	25

Earnings per share – Diluted:	$1.47	$1.20	23	$4.85	$3.88	25

Weighted average shares:
Basic	23,937,844	23,820,309	0	23,904,945	23,816,841	0
Diluted	24,066,061	23,978,474	0	24,033,296	23,958,058	0
Ratio Analysis
Total revenue:
Restaurant	81.5%	81.4%		79.2%	79.1%
Retail	18.5	18.6		20.8	20.9

Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold (exclusive of depreciation and rent)	31.6	31.3		33.0	32.7
Labor and other related expenses	36.1	37.8		34.9	36.1
Other store operating expenses	18.5	18.8		18.4	18.8

Store operating income	13.8	12.1		13.7	12.4
General and administrative expenses	5.7	5.1		5.1	5.0

Operating income	8.1	7.0		8.6	7.4
Interest expense	0.6	0.6		0.6	0.6

Pretax income	7.5	6.4		8.0	6.8
Provision for income taxes	2.3	1.9		2.5	2.1

Net income	5.2%	4.5%		5.5%	4.7%

- MORE -

Cracker Barrel Reports Third Quarter Results

June 2, 2015

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	5/1/15	5/2/14
Assets
Cash and cash equivalents	$202,054	$88,239
Accounts receivable	25,858	16,402
Income tax receivable	8,269	3,570
Inventory	136,405	147,378
Prepaid expenses	13,826	13,148
Deferred income taxes	4,964	4,339
Property and equipment, net	1,042,898	1,034,834
Other long-term assets	66,793	60,625

Total assets	$1,501,067	$1,368,535

Liabilities and Shareholders’ Equity
Accounts payable	$89,327	$71,971
Other current liabilities	226,602	240,024
Long-term debt	400,000	381,250
Interest rate swap liability	9,633	7,908
Other long-term obligations	130,083	122,223
Deferred income taxes	61,350	57,956
Shareholders’ equity, net	584,072	487,203

Total liabilities and shareholders’ equity	$1,501,067	$1,368,535

Common shares issued and outstanding	23,949,084	23,820,500

- MORE -

Cracker Barrel Reports Third Quarter Results

June 2, 2015

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

(Unaudited and in thousands)

	Nine Months Ended
	5/1/15	5/2/14
Cash flows from operating activities:
Net income	$116,504	$92,943
Depreciation and amortization	53,928	50,601
Loss on disposition of property and equipment	5,413	3,159
Share-based compensation, net of excess tax benefit	7,571	5,520
Decrease (increase) in inventories	29,021	(691)
(Decrease) in accounts payable	(9,150)	(38,666)
Net changes in other assets and liabilities	13,393	(11,669)

Net cash provided by operating activities	216,680	101,197

Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(60,055)	(62,337)
Proceeds from sale of property and equipment	1,563	1,572

Net cash used in investing activities	(58,492)	(60,765)

Cash flows from financing activities:
Net payments for credit facilities and other long-term obligations	0	(1)
(Taxes withheld) from exercise of share-based compensation awards, net	(3,432)	(8,430)
Excess tax benefit from share-based compensation	3,224	612
Purchases and retirement of common stock	0	(12,473)
Deferred financing costs	(3,537)	0
Dividends on common stock	(71,750)	(53,619)

Net cash used in financing activities	(75,495)	(73,911)

Net increase (decrease) in cash and cash equivalents	82,693	(33,479)
Cash and cash equivalents, beginning of period	119,361	121,718

Cash and cash equivalents, end of period	$202,054	$88,239

- MORE -

Cracker Barrel Reports Third Quarter Results

June 2, 2015

CRACKER BARREL OLD COUNTRY STORE, INC.

Supplemental Information

(Unaudited)

	Third Quarter Ended		Nine Months Ended
	5/1/15	5/2/14	5/1/15	5/2/14
Units in operation:
Open at beginning of period	634	625	631	624
Opened during period	0	2	3	3

Open at end of period	634	627	634	627
Total revenue: (In thousands)
Restaurant	$557,098	$523,557	$1,681,363	$1,573,895
Retail	126,607	119,741	441,736	417,035

Total revenue	$683,705	$643,298	$2,123,099	$1,990,930

Cost of goods sold: (In thousands)
Restaurant	$153,351	$141,757	$470,511	$432,735
Retail	62,791	59,750	230,081	217,716

Total cost of goods sold	$216,142	$201,507	$700,592	$650,451

Average unit volume: (In thousands)
Restaurant	$878.7	$836.5	$2,654.1	$2,517.9
Retail	199.7	191.3	697.3	667.2

Total	$1,078.4	$1,027.8	$3,351.4	$3,185.1

Operating weeks:	8,242	8,137	24,706	24,378

	Q3 2015 vs. Q3 2014	9 mo. 2015 vs. 9 mo. 2014
Comparable store sales period to period increase:
Restaurant	5.2%	5.5%
Retail	4.5%	4.5%
Number of locations in comparable store base	624	621

- MORE -

Cracker Barrel Reports Third Quarter Results

June 2, 2015

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP basis operating

results to adjusted non-GAAP operating results

(Unaudited and in thousands)

In the accompanying press release the company makes reference to As Adjusted general and administrative expenses, operating income, provision for taxes and net income per share before the impact of the Fair Labor Standards Act litigation, the retroactive restatement of the Work Opportunity Tax Credit and proxy contest expenses. The company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and, as such may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for operating income or earnings per share information prepared in accordance with GAAP.

	Third Quarter ended May 1, 2015			Third Quarter ended May 2, 2014
	As Reported	Adjust	As Adjusted	As Reported	Adjust	As Adjusted
		(1)			(3)
Store operating income	94,047	—	94,047	77,754	—	77,754
General and administrative expenses	38,570	(769)	37,801	32,541	(1,113)	31,428

Operating income	55,477	769	56,246	45,213	1,113	46,326
Interest Expense	4,030	—	4,030	4,327	—	4,327

Pretax income	51,447	769	52,216	40,886	1,113	41,999
Provision for income taxes	16,130	239	16,369	12,158	346	12,504

Net income	$35,317	$530	$35,847	$28,728	$767	$29,495

Earning per share - Basic	$1.48	$0.02	$1.50	$1.21	$0.03	$1.24
Earning per share - Diluted	$1.47	$0.02	$1.49	$1.20	$0.03	$1.23

	Nine months ended May 1, 2015			Nine months ended May 2, 2014
	As Reported	Adjust	As Adjusted	As Reported	Adjust	As Adjusted
		(1), (2)			(3)
Store operating income	291,092	—	291,092	247,512	—	247,512
General and administrative expenses	108,952	(2,919)	106,033	99,356	(4,313)	95,043

Operating income	182,140	2,919	185,059	148,156	4,313	152,469
Interest Expense	13,138	—	13,138	13,205	—	13,205

Pretax income	169,002	2,919	171,921	134,951	4,313	139,264
Provision for income taxes	52,498	3,226	55,724	42,008	1,343	43,351

Net income	$116,504	$(307)	$116,197	$92,943	$2,970	$95,913

Earning per share - Basic	$4.87	$(0.01)	$4.86	$3.90	$0.12	$4.02
Earning per share - Diluted	$4.85	$(0.01)	$4.84	$3.88	$0.12	$4.00

(1)	Accrued liability and tax effects related to the settlement of the Fair Labor Standards Act litigation.
(2)	Provision for taxes adjusted to exclude the $2.3 million prior year favorable effect of the retroactive reinstatement of the Work Opportunity Tax Credit.
(3)	Charges and tax effects of the special meeting of shareholders or proxy contest at the annual shareholders meeting.